For period ending October 31, 2004
Exhibit 77Q(2)

File number 811-7540


Global High Income Dollar Fund Inc.

Section 16a Beneficial Ownership Reporting Compliance

	The registrant is not aware of any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, which was not timely filed.